SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
May 5, 2017

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34261 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b 2 of the Securities Exchange Act of 1934 (§240.12b 2 of this chapter).

Emerging Growth Company                   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01                   Entry into a Material Definitive Agreement.

On May 11, 2017, Evolving Systems, Inc., a Delaware corporation (the “Company”), announced the execution of an Asset Purchase Agreement, dated as of May 5, 2017 (the “Purchase Agreement”) by BLS Limited (“EVOL BLS”), a wholly owned subsidiary of the Company, and Business Logic Systems Limited (“Seller”). EVOL BLS and Seller are both companies incorporated under the laws of England and Wales. Under the terms of the Purchase Agreement, the Seller will sell substantially all of its assets and transfer certain liabilities relating to Seller’s business of providing customer value management solutions and data driven marketing solutions for £1.2M in cash, plus (a) an additional sum of £100K, reduced by the sums paid by EVOL BLS for certain employee severance obligations (collectively, the “Cash Payments”); (b) a percentage of collections on certain receivables over a 24-month period; and (c) an earnout equal to 50% of BLS-based revenue over defined threshold levels for a period of 3 years after the closing date. The Company agreed to guarantee EVOL BLS’ obligations under the Purchase Agreement.

Consummation of the transactions contemplated by the Purchase Agreement is contingent upon satisfactory completion of defined activities to be carried out in an Interim Period following execution of the Purchase Agreement, executed in two phases. During Phase 1, which will expire no later than May 25, 2017, the parties will consult with key customers to discuss assignment and novation of key customer contracts and consult with employees of the Seller’s Romanian employees in accordance with local Romanian employment regulations. EVOL BLS has the right to terminate the Purchase Agreement during Phase 1 if the results of these discussions are not satisfactory, in EVOL BLS’ sole discretion. EVOL BLS is obligated to establish a Romanian entity during Phase 1 and the Seller has the right to terminate the Purchase Agreement if EVOL BLS fails to do so. During Phase 2, which will expire no later than 45 days after expiration of Phase 1, the parties will continue with activities relating to assignment of key customer contracts and complete the employee consultation process for UK-based and Romanian-based employees. Upon expiration of Phase 2 and satisfactory completion of the closing conditions, EVOL BLS will make the Cash Payments to the Seller.

The Purchase Agreement contains a two-year “no solicitation” provision which restricts the Seller’s ability to compete with EVOL BLS with respect to the BLS business or to solicit BLS customers or BLS employees serving in an executive, managerial, sales or technical role.

ITEM 2.02                                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 11, 2017, Evolving Systems, Inc. (“Evolving Systems”) issued a press release announcing its financial results for the first quarter ended March 31, 2017. The full text of Evolving Systems’ press release, together with the related unaudited financial and operating highlights, is furnished herewith as Exhibit 99.1.

ITEM 9.01                                  FINANCIAL STATEMENTS AND EXHIBITS

d)                                     Exhibits.  The following exhibits are filed or furnished with this report.

Exhibit No.	Description
99.1	Press Release issued by Evolving Systems, Inc. announcing the acquisition of Business Logic Systems Limited and Evolving Systems, Inc.’s financial results for the first quarter ended March 31, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 11, 2017

Evolving Systems, Inc.

By:	/s/ DANIEL J. MOORHEAD
Daniel J. Moorhead
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Evolving Systems, Inc. announcing the acquisition of Business Logic Systems Limited and Evolving Systems, Inc.’s financial results for the first quarter ended March 31, 2017.